Exhibit 99.1

Contact: Haris Tajyar Investor Relations International 818-382-9702 htajyar@irintl.com

Press Release

Experienced Biopharmaceutical Executive Steve Glover Joins Insmed,

Will Lead Development of Follow-on Biologics

RICHMOND, Va., June 25, 2007 — Insmed Inc. (Nasdaq: INSM) today announced that Steve Glover, 48, has joined Insmeds management team as President of the newly formed Follow-on Biologics business, effective June 22, 2007. Mr. Glover will be responsible for leading the development of Insmed’s follow-on biologics capability and its emerging portfolio of biogeneric/biosimilar products.

Mr. Glover brings nearly 25 years of business experience in bio-pharmaceuticals and life sciences to his new position. Prior to joining Insmed, he held the position of Senior Vice President and General Manager at Andrx Laboratories and Andrx Therapeutics, both divisions of Andrx Corporation. He earlier held multiple sales, marketing and operational roles at Hoffman LaRoche, Amgen Inc. and IMS Health. His strategic and operational experience, which covers most therapeutic classes of biopharmaceuticals, includes strategic planning, corporate development, operations management, product development, product marketing and sales management.

Mr. Glover commented, “I am excited to join the talented management team that Insmed has assembled — a team able to leverage Insmed’s advanced knowledge of biologics development, its manufacturing capability and its skilled scientific and technical workforce to make it the first U.S.-based biotechnology company to develop a comprehensive portfolio of follow on biologics. This is an organization that knows the drug industry is on the threshold of its second generic revolution.”

Dr. Geoffrey Allan, President and Chief Executive Officer of Insmed commented, “We are looking forward to benefiting from Steve’s extensive leadership experience in the bio-pharmaceutical and life sciences sectors. His expertise will be instrumental in providing the strategic direction and tactical capability to take full advantage of our unique combination of protein know-how and drug approval skills. He will play a pivotal role in our follow-on biologics strategy, which together with the development of our approved flagship product IPLEX™ in niche markets, forms a dual-path approach for success”.

About Insmed

Insmed is a biopharmaceutical company focused on the development and approval of drugs for the treatment of metabolic diseases with unmet medical needs. For more information, please visit www.insmed.com. To be added to Insmed’s investor lists, please contact Haris Tajyar at htajyar@irintl.com or at 818-382-9702.

Forward Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, the Company may lack financial resources to complete development of product candidates, the FDA may interpret the results of studies differently than the Company, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks and challenges detailed in the Company's filings with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

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